Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2023 Results; Raises 2023 Financial Guidance

  Raised full-year Revenue and Adjusted EPS guidance range as a result of strong year-to-date results and increased expectations for the remainder of the year
  Reported and Adjusted1 Earnings Per Share (EPS)4 grew 15 and 73 percent year-over-year to 39 cents and 52 cents, respectively
  Achieved sixth consecutive quarter with bookings above $1 billion including the second quarter’s healthy $1.1 billion; driven by aftermarket growth of 12.3%
  Generated substantial revenue growth of 22.5%, delivering an adjusted operating margin of 10.4%, an increase of 320 bps year-over-year
  Sizable backlog of $2.84 billion increased 3.9%, or $108 million, versus 2022 year-end, supported by 1.03x book-to-bill in the second quarter
  Increased year-to-date operating cash flow by $122 million versus prior year

DALLAS--(BUSINESS WIRE)--August 1, 2023--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights (all comparisons to the 2022 second quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.39 and Adjusted Earnings Per Share (EPS)1 of $0.52, compared to $0.34 and $0.30, respectively
    Second quarter 2023 Reported EPS includes after-tax adjusted expenses of $17.0 million, comprised of realignment charges, below-the-line foreign exchange, Velan acquisition and integration costs, and additional expense related to a previously reserved sales contract
  Total bookings were $1.11 billion, up $67.0 million or 6.4%. On a constant currency basis2, total bookings were up $69.0 million or 6.6%
    Original equipment bookings were $520.1 million, up $2.1 million or 0.4%. On a constant currency basis2, original equipment bookings were up $1.1 million or 0.2%
    Aftermarket bookings were $590.9 million, up $64.9 million or 12.3%. On a constant currency basis2, aftermarket bookings were up $67.9 million or 12.9%
  Sales were $1.08 billion, up $198.2 million or 22.5%. On a constant currency basis2, sales were up $202.0 million or 22.9%
    Original equipment sales were $517.8 million, up $106.5 million or 25.9%. On a constant currency basis2, original equipment sales were up $107.9 million or 26.2%
    Aftermarket sales were $562.6 million, up $91.7 million or 19.5%. On a constant currency basis2, aftermarket sales were up $94.1 million or 20.0%
  Reported gross and operating margins were 29.9% and 8.9%, respectively
    Adjusted gross and operating margins3 were 30.3% and 10.4%, respectively
  Backlog of $2.84 billion, up $527.0 million or 22.8%, compared to the 2022 second quarter

“We are pleased to report strong revenue growth and enhanced margins in the second quarter, building on the momentum we established over the past several quarters,” said Scott Rowe, Flowserve’s president and chief executive officer. “The improved operating environment, combined with our internal process changes, has Flowserve delivering at a much higher level. My confidence around our operational execution continues to grow, which has led us to increase our full year guidance range for the second time this year.”

Rowe concluded, “Our 3D strategy remains aligned with the current environment, and has the company positioned for growth despite some global economic uncertainty. We fully expect that the strong aftermarket and MRO spending environment will continue at least into next year. Combining these short cycle trends with our solid project funnel supports our expectations for revenue growth through at least 2024. Our significantly improved execution, near-record backlog levels, and healthy market outlook should enable Flowserve to deliver increased value to our customers, shareholders, and associates in 2023 and beyond.”

Revised 2023 Guidance4

Flowserve is raising its Revenue and Adjusted EPS guidance metrics for 2023, as well as updating or re-affirming certain other financial metrics, as shown in the table below:

	Prior Target Range[5]	Revised Target Range
Revenue Growth	Up 10.0% to 12.0%	Up 16.0% to 18.0%
Reported Earnings Per Share	$1.40 - $1.65	Re-affirmed
Adjusted Earnings Per Share	$1.65 - $1.85	$1.85 - $2.00
Net Interest Expense	$55 - $60 million	~$60 million
Adjusted Tax Rate	18% - 20%	~20%
Capital Expenditures	$75 - $85 million	Re-affirmed

The outlook excludes any contribution from the previously announced pending acquisition of Velan Inc. Additionally, Flowserve’s 2023 Adjusted EPS target range also excludes expected adjusted items including identified realignment charges of approximately $40 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year, including the potential for additional realignment expense.

Second Quarter 2023 Results Conference Call

Flowserve will host its conference call with the financial community on Wednesday, August 2nd at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2] Constant currency is a non-GAAP financial measure. We have calculated constant currency amounts and the associated currency effects on operations by translating current year results on a monthly basis at prior year exchange rates for the same periods.

[3] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation..

[4] Adjusted 2023 EPS excludes identified realignment expenses, the impact from other specific discrete items (including planned Velan acquisition) and below-the-line foreign currency effects and utilizes current FX rates and approximately 131.8 million fully diluted shares.

[5] Prior target range was provided as of May 2, 2023, and included revisions from Flowserve’s initial guidance range provided February 10, 2023

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2023	2022

Sales	$1,080,376	$882,222
Cost of sales	(757,616)	(632,393)
Gross profit	322,760	249,829
Selling, general and administrative expense	(230,082)	(194,606)
Net earnings from affiliates	3,970	5,109
Operating income	96,648	60,332
Interest expense	(16,554)	(11,062)
Interest income	1,907	854
Other income (expense), net	(5,543)	7,589
Earnings before income taxes	76,458	57,713
Provision for income taxes	(21,304)	(11,618)
Net earnings, including noncontrolling interests	55,154	46,095
Less: Net earnings attributable to noncontrolling interests	(3,951)	(1,318)
Net earnings attributable to Flowserve Corporation	$51,203	$44,777

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.39	$0.34
Diluted	0.39	0.34

Weighted average shares – basic	131,171	130,666
Weighted average shares – diluted	131,810	131,245

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands, except per share data)

Three Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$322,760	$230,082	$96,648	$(5,543)	$21,304	$51,203	27.9%	$0.39
Reported as a percent of sales	29.9%	21.3%	8.9%	-0.5%	2.0%	4.7%

Realignment charges (a)	4,106	(7,445)	11,551	-	2,982	8,569	25.8%	0.07
Acquisition and integration-related (b)	-	(2,856)	2,856	-	732	2,124	25.6%	0.02
Discrete asset write-downs (c)	796	(1,038)	1,834	-	479	1,355	26.1%	0.01
Below-the-line foreign exchange impacts (d)	-	-	-	4,758	(156)	4,914	-3.3%	0.04
Adjusted	$327,662	$218,743	$112,889	$(785)	$25,341	$68,165	26.0%	$0.52
Adjusted as a percent of sales	30.3%	20.2%	10.4%	-0.1%	2.3%	6.3%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $4 is non-cash.
(b) Charges represent acquisition and integration-related costs associated with the pending acquisition of Velan Inc.
(c) Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.
(d) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended June 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$249,829	$194,606	$60,332	$7,589	$11,618	$44,777	20.1%	$0.34
Reported as a percent of sales	28.3%	22.1%	6.8%	0.9%	1.3%	5.1%

Realignment charges (a)	467	(62)	529	-	101	428	19.1%	0.00
Acquisition and integration-related	-	-	-	-	-	-	0.0%	0.00
Discrete asset write-downs (b)	-	(3,036)	3,036	-	729	2,307	24.0%	0.02
Below-the-line foreign exchange impacts (c)	-	-	-	(10,112)	(2,064)	(8,048)	20.4%	-0.06
Adjusted	$250,296	$191,508	$63,897	$(2,523)	$10,384	$39,464	20.3%	$0.30
Adjusted as a percent of sales	28.4%	21.7%	7.2%	-0.3%	1.2%	4.5%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $19 is non-cash.
(b) Charge represents a non-cash asset write-down associated with the impairment of a trademark.
(c) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$760.0	$717.8
Sales	765.4	614.9
Gross profit	226.8	184.0
Gross profit margin	29.6%	29.9%
SG&A	132.8	131.7
Segment operating income	98.0	57.3
Segment operating income as a percentage of sales	12.8%	9.3%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$359.7	$329.9
Sales	317.7	268.4
Gross profit	93.1	80.3
Gross profit margin	29.3%	29.9%
SG&A	56.9	50.0
Segment operating income	36.1	30.4
Segment operating income as a percentage of sales	11.4%	11.3%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands)

Flowserve Pump Division
Three Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Three Months Ended June 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$226,814	$132,780	$98,003	Reported	$183,959	$131,722	$57,346
Reported as a percent of sales	29.6%	17.3%	12.8%	Reported as a percent of sales	29.9%	21.4%	9.3%

Realignment charges (a)	953	(17)	970	Realignment charges (a)	379	(2)	381
Discrete asset write-downs (b)	796	(1,038)	1,834	Discrete asset write-downs	-	-	-
Adjusted	$228,563	$131,725	$100,807	Adjusted	$184,338	$131,720	$57,727
Adjusted as a percent of sales	29.9%	17.2%	13.2%	Adjusted as a percent of sales	30.0%	21.4%	9.4%

Flow Control Division
Three Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Three Months Ended June 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$93,058	$56,943	$36,115	Reported	$80,324	$49,955	$30,369
Reported as a percent of sales	29.3%	17.9%	11.4%	Reported as a percent of sales	29.9%	18.6%	11.3%

Realignment charges (a)	3,153	-	3,153	Realignment charges (a)	88	(33)	121
Acquisition and integration-related (d)	-	(2,856)	2,856	Acquisition and integration-related	-	-	-
Discrete asset write-downs	-	-	-	Discrete asset write-downs (b)	-	(3,036)	3,036
Adjusted	$96,211	$54,087	$42,124	Adjusted	$80,412	$46,886	$33,526
Adjusted as a percent of sales	30.3%	17.0%	13.3%	Adjusted as a percent of sales	30.0%	17.5%	12.5%

Note: Amounts may not calculate due to rounding				Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $4 is non-cash.				(a) Charges represent realignment costs incurred as a result of realignment programs of which $19 is non-cash.
(b) Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.				(b) Charge represents a non-cash asset write-down associated with the impairment of a trademark.
(c) Charges represent acquisition and integration-related costs associated with the pending acquisition of Velan Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2023	2022

Sales	$2,060,681	$1,703,280
Cost of sales	(1,441,090)	(1,243,803)
Gross profit	619,591	459,477
Selling, general and administrative expense	(474,359)	(400,816)
Net earnings from affiliates	8,603	9,039
Operating income	153,835	67,700
Interest expense	(32,766)	(21,755)
Interest income	3,401	1,797
Other income (expense), net	(13,562)	(524)
Earnings before income taxes	110,908	47,218
Provision for income taxes	(25,757)	(14,800)
Net earnings, including noncontrolling interests	85,151	32,418
Less: Net earnings attributable to noncontrolling interests	(7,181)	(3,458)
Net earnings attributable to Flowserve Corporation	$77,970	$28,960

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.59	$0.22
Diluted	0.59	0.22

Weighted average shares – basic	131,051	130,554
Weighted average shares – diluted	131,782	131,148

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands, except per share data)

Six Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$619,591	$474,359	$153,835	$(13,562)	$25,757	$77,970	23.2%	$0.59
Reported as a percent of sales	30.1%	23.0%	7.5%	-0.7%	1.2%	3.8%

Realignment charges (a)	4,308	(24,122)	28,430	-	6,166	22,264	21.7%	0.17
Acquisition and integration-related (b)	-	(5,952)	5,952	-	1,554	4,398	26.1%	0.03
Discrete asset write-downs (c)(d)(e)	1,969	(3,955)	5,924	-	1,517	4,407	25.6%	0.03
Below-the-line foreign exchange impacts (f)	-	-	-	12,164	393	11,771	3.2%	0.09
Adjusted	$625,868	$440,330	$194,141	$(1,398)	$35,387	$120,810	21.7%	$0.92
Adjusted as a percent of sales	30.4%	21.4%	9.4%	-0.1%	1.7%	5.9%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $7,601 is non-cash.
(b) Charges represent acquisition and integration-related costs associated with the pending acquisition of Velan Inc.
(c) Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.
(d) Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.
(e) Charge represents a $2,917 non-cash write-down of a licensing agreement.
(f) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Six Months Ended June 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$459,477	$400,816	$67,700	$(524)	$14,800	$28,960	31.4%	$0.22
Reported as a percent of sales	27.0%	23.5%	4.0%	0.0%	0.9%	1.7%

Realignment charges (a)	269	139	130	-	27	103	20.8%	0.00
Acquisition and integration-related	-	-	-	-	-	-	0.0%	0.00
Discrete asset write-downs (b)(c)	10,053	(13,229)	23,282	-	(70)	23,352	-0.3%	0.18
Below-the-line foreign exchange impacts (d)	-	-	-	(4,418)	(1,031)	(3,387)	23.3%	-0.03
Adjusted	$469,799	$387,726	$91,112	$(4,942)	$13,726	$49,028	20.7%	$0.37
Adjusted as a percent of sales	27.6%	22.8%	5.3%	-0.3%	0.8%	2.9%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $259 is non-cash.
(b) Charge represents a $3,096 non-cash asset write-down associated with the impairment of a trademark.
(c) Charges represent a $20,246 reserve of Russia-related financial exposures.
(d) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$1,487.8	$1,513.0
Sales	1,465.5	1,190.5
Gross profit	448.2	340.9
Gross profit margin	30.6%	28.6%
SG&A	279.8	271.5
Segment operating income	177.1	78.3
Segment operating income as a percentage of sales	12.1%	6.6%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$691.6	$624.2
Sales	599.3	516.3
Gross profit	173.4	139.8
Gross profit margin	28.9%	27.1%
SG&A	118.7	94.2
Segment operating income	54.6	45.6
Segment operating income as a percentage of sales	9.1%	8.8%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands)

Flowserve Pump Division
Six Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Six Months Ended June 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$448,241	$279,759	$177,076	Reported	$340,903	$271,523	$78,347
Reported as a percent of sales	30.6%	19.1%	12.1%	Reported as a percent of sales	28.6%	22.8%	6.6%

Realignment charges (a)	1,343	(2,067)	3,410	Realignment charges (a)	296	(77)	373
Discrete asset write-downs (b)(c)(d)	1,969	(3,955)	5,924	Discrete asset write-downs (b)	8,939	(9,111)	18,050
Adjusted	$451,553	$273,737	$186,410	Adjusted	$350,138	$262,335	$96,770
Adjusted as a percent of sales	30.8%	18.7%	12.7%	Adjusted as a percent of sales	29.4%	22.0%	8.1%

Flow Control Division
Six Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Six Months Ended June 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$173,351	$118,702	$54,649	Reported	$139,840	$94,234	$45,606
Reported as a percent of sales	28.9%	19.8%	9.1%	Reported as a percent of sales	27.1%	18.3%	8.8%

Realignment charges (a)	3,164	(8,906)	12,070	Realignment charges (a)	34	(50)	84
Acquisition and integration-related (e)	-	(5,952)	5,952	Acquisition and integration-related	-	-	-
Discrete asset write-downs	-	-	-	Discrete asset write-downs (b)(c)	1,114	(4,118)	5,232
Adjusted	$176,515	$103,844	$72,671	Adjusted	$140,988	$90,066	$50,922
Adjusted as a percent of sales	29.5%	17.3%	12.1%	Adjusted as a percent of sales	27.3%	17.4%	9.9%

Note: Amounts may not calculate due to rounding				Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $4 is non-cash.				(a) Charges represent realignment costs incurred as a result of realignment programs of which $19 is non-cash.
(b) Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.				(b) Charges represent the reserve of Russia-related financial exposures of $20,246.
(c) Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.				(c) Charge represents a non-cash asset write-down of $3,036 associated with the impairment of a trademark.
(d) Charge represents a $2,917 non-cash write-down of a licensing agreement.
(e) Charges represent acquisition and integration-related costs associated with the pending acquisition of Velan Inc.

Second Quarter and Year-to-Date 2023 - Segment Results
(dollars in millions, comparison vs. 2022 second quarter and year-to-date, unaudited)

	FPD				FCD
	2nd Qtr		YTD		2nd Qtr		YTD
Bookings	$760.0		$1,487.8		$359.7		$691.6
- vs. prior year	42.2	5.9%	-25.2	-1.7%	29.8	9.0%	67.4	10.8%
- on constant currency	41.3	5.8%	-11.3	-0.7%	32.8	10.0%	79.0	12.7%

Sales	$765.4		$1,465.5		$317.7		$599.3
- vs. prior year	150.5	24.5%	275.0	23.1%	49.3	18.4%	83.0	16.1%
- on constant currency	151.4	24.6%	292.1	24.5%	52.3	19.5%	93.7	18.2%

Gross Profit	$226.8		$448.2		$93.1		$173.4
- vs. prior year	23.3%		31.5%		15.9%		24.0%

Gross Margin (% of sales)	29.6%		30.6%		29.3%		28.9%
- vs. prior year (in basis points)	(30) bps		200 bps		(60) bps		180 bps

Operating Income	$98.0		$177.1		$36.1		$54.6
- vs. prior year	40.7	71.0%	98.8	126.2%	5.7	18.8%	9.0	19.7%
- on constant currency	41.9	73.1%	106.2	135.5%	6.7	22.2%	10.8	23.8%

Operating Margin (% of sales)	12.8%		12.1%		11.4%		9.1%
- vs. prior year (in basis points)	350 bps		550 bps		10 bps		30 bps

Adjusted Operating Income *	$100.8		$186.4		$42.1		$72.7
- vs. prior year	43.1	74.7%	89.7	92.8%	8.6	25.7%	21.8	42.8%
- on constant currency	44.3	76.8%	97.1	100.4%	9.6	28.7%	23.6	46.4%

Adj. Oper. Margin (% of sales)*	13.2%		12.7%		13.3%		12.1%
- vs. prior year (in basis points)	380 bps		460 bps		80 bps		220 bps

Backlog	$2,026.4				$835.6

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(Amounts in thousands, except par value)	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$422,837	$434,971
Accounts receivable, net of allowance for expected credit losses of $84,358 and $83,062, respectively	887,867	868,632
Contract assets, net of allowance for expected credit losses of $4,420 and $5,819, respectively	227,636	233,457
Inventories, net	914,288	803,198
Prepaid expenses and other	126,756	110,714
Total current assets	2,579,384	2,450,972
Property, plant and equipment, net of accumulated depreciation of $1,139,149 and $1,172,957, respectively	500,075	500,945
Operating lease right-of-use assets, net	164,391	174,980
Goodwill	1,177,131	1,168,124
Deferred taxes	158,835	149,290
Other intangible assets, net	125,216	134,503
Other assets, net of allowance for expected credit losses of $66,857 and $66,377, respectively	214,983	211,820
Total assets	$4,920,015	$4,790,634

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$492,623	$476,747
Accrued liabilities	441,520	427,578
Contract liabilities	269,725	256,963
Debt due within one year	55,781	49,335
Operating lease liabilities	32,440	32,528
Total current liabilities	1,292,089	1,243,151
Long-term debt due after one year	1,245,253	1,224,151
Operating lease liabilities	146,255	155,196
Retirement obligations and other liabilities	314,408	309,529
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	495,281	507,484
Retained earnings	3,798,984	3,774,209
Treasury shares, at cost – 45,894 and 46,359 shares, respectively	(2,014,932)	(2,036,882)
Deferred compensation obligation	7,815	6,979
Accumulated other comprehensive loss	(623,687)	(647,788)
Total Flowserve Corporation shareholders' equity	1,884,452	1,824,993
Noncontrolling interests	37,558	33,614
Total equity	1,922,010	1,858,607
Total liabilities and equity	$4,920,015	$4,790,634

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands)	2023	2022

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$85,151	$32,418
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	37,452	40,034
Amortization of intangible and other assets	5,158	6,748
Stock-based compensation	15,878	16,896
Foreign currency, asset write downs and other non-cash adjustments	(8,418)	(3,982)
Change in assets and liabilities:
Accounts receivable, net	(5,350)	(21,638)
Inventories, net	(99,240)	(96,737)
Contract assets, net	9,917	(7,705)
Prepaid expenses and other assets, net	(105)	(19,769)
Accounts payable	7,118	33,550
Contract liabilities	10,831	9,642
Accrued liabilities and income taxes payable	(2,091)	(65,773)
Retirement obligations and other	8,412	10,028
Net deferred taxes	(14,329)	(5,079)
Net cash flows provided (used) by operating activities	50,384	(71,367)
Cash flows – Investing activities:
Capital expenditures	(31,893)	(31,012)
Other	(941)	2,015
Net cash flows provided (used) by investing activities	(32,834)	(28,997)
Cash flows – Financing activities:
Payments on term loan	(20,000)	(15,921)
Proceeds under revolving credit facility	150,000	-
Payments under revolving credit facility	(100,000)	-
Proceeds under other financing arrangements	197	1,029
Payments under other financing arrangements	(3,458)	(720)
Payments related to tax withholding for stock-based compensation	(6,235)	(4,497)
Payments of dividends	(52,471)	(52,267)
Other	(320)	(5,334)
Net cash flows provided (used) by financing activities	(32,287)	(77,710)
Effect of exchange rate changes on cash	2,603	(22,033)
Net change in cash and cash equivalents	(12,134)	(200,107)
Cash and cash equivalents at beginning of period	434,971	658,452
Cash and cash equivalents at end of period	$422,837	$458,345

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (214) 697-8568